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                                                                    EXHIBIT 10.2


                               FIRST AMENDMENT TO
                          SECOND AMENDED AND RESTATED
                           1989 STOCK OPTION PLAN FOR
                          OFFICERS AND KEY EMPLOYEES OF
                         PACIFICARE HEALTH SYSTEMS, INC.

     This First Amendment, dated as of November 20, 1995 (the "Amendment"), to the Second Amended and Restated 1989 Stock Option Plan for Officers and Key Employees of PacifiCare Health Systems, Inc. (the "1989 Plan") hereby amends the 1989 Plan as follows:

1.   Section 4.2(b)  shall be deleted and replaced with the following:

     Subject to the provisions of Section 2.2, 4.2(a) , 4.2(c) and 8.2, Options shall become exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in the terms of each individual Option; provided, however, that by a resolution adopted after an Option is granted the Committee may in its absolute discretion, on such terms and conditions as it may determine to be appropriate and subject to Sections 4.2(a) and 4.2(c) accelerate the time at which such Option or any portion thereof may be exercised.

2.   Section 8.2 shall be deleted and replaced with the following:

     Section 8.2 - Merger, Consolidation, Acquisition, Liquidation or
Dissolution

     a. Notwithstanding anything to the contrary in Section 4.2(a), Section 4.2(b) or any vesting provisions of any Award, any Award outstanding under the Plan which has been held for at least six months shall become exercisable
immediately upon the effective date of a "Change of Control."   As used in this
Section 8.2, the term "Change of Control" shall mean the occurrence of any of the following: (i) a business combination effectuated through the merger or consolidation of the Company with or into another entity where the Company is not the Surviving Organization; (ii) any business combination effectuated through the merger or consolidation of the Company with or into another entity where the Company is the Surviving Organization and such business combination occurred with an entity whose market capitalization prior to the transaction was greater than 50 percent of the Company's market capitalization prior to the transaction; (iii) the sale in a transaction or series of transactions of all or substantially all of the Company's assets; (iv) any "person" or "group" (within the meaning of Sections 13(d)and 14(d) of the Act) other than UniHealth, a California non-profit public benefit corporation ("UniHealth"), acquires beneficial ownership (within the meaning of Rule 13d-3 of the Act), directly or indirectly, of 20 percent or more of the voting common stock of the Company and the beneficial ownership of the voting common stock of the Company owned by UniHealth at that date is less than or equal to the beneficial ownership interest of voting securities attributable to such other person or group; (v) a dissolution or liquidation of the Company; or (vi) the Company ceases to be subject to the reporting


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requirements of the Act as a result of a "going private transaction" (within the meaning of the Act). For purposes hereof, "Surviving Organization" shall mean any entity where the majority of the members of such entity's board of directors are persons who were members of the Company's board of directors prior to the merger, consolidation or other business combination and the senior management of the surviving entity includes all of the individuals who were the Company's executive management (the Company's chief executive officer and those individuals who report directly to the Company's chief executive officer) prior to the merger, consolidation or other business combination and such individuals are in at least comparable positions with such entity.

     b. The Committee may make such determinations and interpretations and adopt such rules and conditions as it, in its absolute discretion, deems appropriate in connection with a Change in Control and acceleration of exercisability. All such determinations and interpretations by the Committee shall be conclusive.

     c. Each Participant shall receive at least 10 days' notice prior to the effective date of the Change of Control that their Awards will be exercisable upon the effective date of the Change of Control and the officers of the Company shall make adequate provisions to permit all Participants to exercise their Awards as of the effective date of the Change of Control.


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